SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                             FORM 8-K


             Current Report Pursuant to Section 13 or
           15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  August 7, 1996


                          GAMETEK, INC.
      (Exact name of Registrant as specified in its Charter)


    DELAWARE                 0-23168                65-0007710
 --------------      ------------------------      ------------
(State or other      (Commission File Number)    (I.R.S. Employer
jurisdiction of                                   I.D. Number)
incorporation)


               Three Harbor Drive
               Suite 110
               Sausalito, California                     94965
          ----------------------------------------     ---------
          (Address of principal executive offices)     (zip code)


Registrant's telephone number, including area code:  (415) 289-0220


Item 5.  Other Events.
- ----------------------


          At the request of the Board of Directors, Mr. Bill B. Britt, the principal stockholder of Registrant, purchased an additional 533,333 shares of Registrant's Common Stock as of August 7, 1996 for a purchase price of $1.875 per share, in a private placement transaction. The closing price of a share of Common Stock on August 6, 1996 was $1.875. The Board of Directors unanimously approved the sale of such shares in order to provide Registrant with the capital needed to avoid default under the debt ratio covenants in Registrant's agreements with Ocean Bank, as well as to respond to notice from the NASD that the continued listing of the Registrant's securities on the Nasdaq National Market is under review, as the result of recently reported losses of the Registrant.

          As a result of the purchase, Mr. Britt now owns, beneficially and of record, 9,871,186 shares of Common Stock, constituting approximately 82.53% of the total number of outstanding shares of Common Stock of Registrant.



Item 7.   Financial Statements, Pro Forma
            Financial Information and Exhibits.
          -------------------------------------


          Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

          (a)  Financial statements of business acquired.

               Not applicable.


          (b)  Pro Forma Financial Information.

               Not applicable.

          (c)  Exhibits:


                    10. Letter Agreement dated August 7, 1996, among the Registrant, Mr. Bill B. Britt and Britt Resources, Inc.



                             SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              GAMETEK, INC.
                              (Registrant)


                              By:       s/Max Rudminat
                                 -----------------------------
                                         Max Rudminat
                                    Chief Financial Officer
                                         (Signature)